Exhibit 5

3 June 2014

To:  Board of Directors

Pentair plc

Arthur Cox Building

Earlsfort Centre

Earlsfort Terrace

Dublin 2

Re:  Pentair plc (the “Company”)

Dear Sirs,

1. Basis of Opinion

We are acting as Irish counsel to the Company, registered number 536025, a public company limited by shares, incorporated under the laws of Ireland, with its registered office at Arthur Cox Building, Earlsfort Centre, Earlsfort Terrace, Dublin 2, in connection with the post-effective amendment to the registration statement (the “Amendment”) on Form S-8 (Registration No. 333-184150) (the “Registration Statement”) to be filed with the United States Securities and Exchange Commission (the “SEC”) on 3 June 2014, under the Securities Act of 1933, as amended (the “Securities Act”) with respect to ordinary shares with nominal value US$0.01 per share of the Company (the “Shares”) that may be delivered pursuant to (i) the Company’s 2008 Omnibus Stock Incentive Plan (known as the Pentair plc 2008 Stock Incentive Plan), (ii) the Company’s Omnibus Stock Incentive Plan (known as the Pentair plc Omnibus Stock Incentive Plan ) and (iii) the Company’s Outside Directors Non-qualified Stock Option Plan (known as the Pentair plc Outside Directors Non-qualified Stock Option Plan) (together, the “Plans”) as assumed by the Company, pursuant to a Swiss law governed merger (the “Merger”) agreement (the “Merger Agreement”) entered into between the Company and Pentair Ltd., a Swiss company limited by shares, on 10 December 2013. Pursuant to the Merger Agreement each outstanding Pentair Ltd. common share, par value CHF 0.50, was converted into one of the Company’s ordinary shares of US$0.01 par value per share.

1.1	This Opinion is confined to and given in all respects on the basis of the laws of Ireland (meaning Ireland exclusive of Northern Ireland) in force as at the date hereof as currently applied by the courts of Ireland. We have made no investigation of and we express no opinion as to the laws of any other jurisdiction or the effect thereof. This Opinion speaks only as of its date.

1.2	This Opinion is also strictly confined to the matters expressly stated herein at paragraph 2 below and is not to be read as extending by implication or otherwise to any other matter.

1.3	As Irish counsel to the Company in connection with the registration of the Shares, we have examined:

(a)	the documents listed in the schedule (the “Schedule”) to this opinion (the “Documents”);

(b)	the searches listed at section 1.5 below; and

(c)	such other documents and records as we have deemed necessary to enable us to render the opinions set forth below.

1.4	In giving this Opinion, we have examined and relied on copies of the Documents sent to us by email in pdf or other electronic format.

1.5	For the purpose of giving this Opinion, we have caused to be made legal searches against the Company on 30 May 2014 on the file of the Company maintained by the Irish Registrar of Companies in Dublin for returns of allotments, special resolutions amending the memorandum and articles of association of the Company and notice of the appointment of directors and secretary of the Company and for the appointment of any receiver, examiner or liquidator.

2. Opinion

Subject to the assumptions set out in this Opinion and to any matters not disclosed to us, we are of the opinion that:

2.1	The Company is a public company limited by shares and is duly incorporated and validly existing under the laws of Ireland.

2.2	The Shares have been duly authorised pursuant to resolutions of the board of directors of the Company and, when issued in accordance with the terms of the Merger Agreement and the terms and conditions referred to or summarised in the applicable resolutions and the Plans, will be validly issued, fully paid up and non-assessable (which term means when used herein that no further sums are required to be paid by the holders thereof in connection with the issue of such Shares).

3. Assumptions

For the purpose of giving this Opinion, we assume the following without any responsibility on our part if any assumption proves to have been untrue as we have not verified independently any assumption:

Amendment and the Plans

3.1	that when filed with the SEC, the Amendment will not differ in any material respect from the drafts that we have examined;

3.2	that the Shares will be allotted and issued in the manner stated in the Plans;

3.3	that any awards granted pursuant to the Plans will be paid up in consideration of the receipt by the Company prior to, or simultaneously with, the issue of the Shares pursuant thereto of cash at least equal to the nominal value of such Shares and that where Shares and that where Shares are issued under the Plans without the requirement for the purpose of cash consideration by or on behalf of the relevant beneficiary, then such shares shall either be fully paid up by the Company or one of its subsidiaries within the time permitted by Section 29(1) of the Companies (Amendment) Act 1983 (and, in the case of the Company or a subsidiary incorporated in Ireland, in a manner permitted by section 60(12) of the Companies Act 1963 (as amended)) or issued for consideration as set out in Section 30(2) of the Companies (Amendment) Act 1983;

3.4	that the exercise of any options granted under the Plans and the issue of the Shares upon exercise of such options (and the issue of the Shares in connection with any other awards granted under the Plans) will be conducted in accordance with the terms and the procedures described in the Plans and the applicable award agreement;

3.5	that the Company has sufficient share capital to issue the required number of Shares to be delivered to recipients of any awards granted under the Plans;

Authenticity and bona fides

3.6	the completeness and authenticity of all Documents submitted to us as originals or copies of originals (and in the case of copies, conformity to the originals of such copies), the genuineness of all signatories, stamps and seals thereon and where incomplete Documents have been submitted to us that the originals of such Documents are identical to the last draft of the complete Documents submitted to us;

3.7	that the copies produced to us of minutes of meetings and/or of resolutions correctly record the proceedings at such meetings and/or the subject matter which they purport to record and that any meetings referred to in such copies were duly convened, duly quorate and held, that those present at any such meetings were entitled to attend and vote at the meeting and acted bona fide throughout and that no further resolutions have been passed or other action taken which would or might alter the effectiveness thereof;

3.8	that there is, at the relevant time of the allotment and issue of the Shares, no matter affecting the authority of the directors to issue and allot the Shares, not disclosed by the Memorandum and Articles of Association or the resolutions produced to us, which would have any adverse implications in relation to the opinions expressed in this Opinion;

Accuracy of searches and warranties

3.9	the accuracy and completeness of the information disclosed in the searches referred to in section 1.5 above and that such information has not since the time of such search or enquiry been altered. It should be noted that searches at the Companies Registration Office, Dublin, do not necessarily reveal whether or not a prior charge has been created or a resolution has been passed or a petition presented or any other action taken for the winding-up of or the appointment of a receiver or an examiner to the Company;

3.10	the truth, completeness and accuracy of all representations and statements as to factual matters contained in the Documents.

4. Disclosure

This Opinion is addressed to you in connection with the registration of the Shares with the SEC. We hereby consent to the inclusion of this Opinion as an exhibit to the Amendment and to the use of our name in the proxy statement that is part of the Amendment.

The opinion is governed by and construed in accordance with the laws of Ireland.

Yours faithfully

/s/ Arthur Cox

ARTHUR COX

SCHEDULE

The Documents

1.	A copy of the Registration Statement and the Amendment.

2.	A copy of the Plans.

3.	Deed poll of assumption relating to all the equity incentive plans and outstanding awards of Pentair Ltd. dated 20 May 2014.

4.	The Merger Agreement dated 10 December 2013 and entered into by the Company and Pentair Ltd.

5.	A copy of the resolutions of the board of directors of the Company dated:

(i)	10 December 2013 approving the Merger Agreement;

(ii)	25 February 2014 regarding, among other things, the approval of the issue of the Shares in the Company; and

(iii)	19 May 2014 approving, among other things, filing of the Amendment to the Registration Statement with the SEC and the assumption of all the rights and obligations of Pentair Ltd. under the Plans.

6.	A corporate certificate of a director of the Company dated 3 June 2014.

7.	A copy of the memorandum and articles of association of the Company as adopted on 20 May 2014.

8.	A copy of the Certificate of Incorporation of the Company dated 28 November 2013.

9.	Letter of Status from the Irish Companies Registration Office dated 30 May 2014.

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